UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

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UPEXI, INC.
(Exact name of registrant as specified in its charter)

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Nevada	333-25526	83-3378978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17129 US Hwy 19 N.

Clearwater, FL 33760

(Address of Principal Executive Offices) (Zip Code)

(701) 353-5425

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	UPXI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On October 26, 2022, Upexi, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “MIPA”) with Bloomios, Inc., a Nevada corporation (“Bloomios”), and its wholly owned subsidiary Infused Confections LLC, a Wyoming limited liability company (together with Bloomios, the “Buyers”), pursuant to which the Company sold 100% of the membership interests of Infusionz LLC, a Colorado limited liability company (“Infusionz”) to the Buyers (the “Transaction”).

On August 11, 2023, as a result of various breaches by the Buyers of their obligations under  the MIPA and the other agreements entered into in connection with the Transaction (the “Transaction Documents”), the Company provided the Buyers with written notice of the Company’s immediate termination of all current and going forward obligations of the Company under the Transaction Documents. A copy of the written notice is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Termination Notice, dated August 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPEXI, INC.

Date: August 14, 2023	By:	/s/ Allan Marshall
Allan Marshall
Chief Executive Officer and Chairman

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